UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 6, 2011

VCA ANTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices, Zip Code)

(310) 571-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) is being filed to amend the current report on Form 8-K filed by VCA Antech, Inc. (the “Company”) on June 8, 2011 (the “Original Filing”).  The Original Filing was filed to report the results of the matters submitted to a vote at the Company’s Annual Meeting of Stockholders held on June 6, 2011 (the “2011 Annual Meeting”), including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of its named executive officers (the “Say-on-Pay Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-on-Pay Votes.  The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future Say-on-Pay Votes.  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.  This Amendment should be read in conjunction with the Original Filing.

Item 5.07            Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, a majority of shares voting at the 2011 Annual Meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay Votes.

On October 26, 2011, after consideration of these voting results and other factors, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay Votes on an annual basis until the next stockholder advisory vote on the frequency of future Say-on-Pay Votes is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2011                                                              VCA ANTECH, INC.

By:         /s/ Robert L. Antin
Name:    Robert L. Antin
Title:      CEO, President & Chairman